SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006
U-Store-It Trust
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

6745 Engle Road
Suite 300
Cleveland, OH	44130
(Address of principal executive offices)	(Zip Code)
(440) 234-0700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Dean Jernigan Employment Agreement
Ex-10.2 Indemnification Agreement
Ex-10.3 Noncompetition Agreement
Ex-10.4 Nonqualified Share Option Agreement
Ex-10.5 Agreement for Sale and Purchase
Ex-10.6 Robert J. Amsdell Amended Employment Agreement
Ex-99.1 Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On April 24, 2005, U-Store-It Trust (the “Company”) announced that it had appointed Dean Jernigan to serve as its new Chief Executive Officer and President, effective April 24, 2006; and, in connection therewith, Robert J. Amsdell, the current Chairman of the Board of Trustees and Chief Executive Officer of the Company, will relinquish the title of Chief Executive Officer. Mr. Amsdell will remain with the Company as its Chairman of the Board of Trustees. For a summary description of the principal terms of Mr. Jernigan’s employment, as well as Mr. Amsdell’s modified employment arrangements, see the disclosure set forth in Item 5.02 below, which disclosure is hereby incorporated by reference.
The Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1 and the portion thereof related to the foregoing is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition
On April 24, 2006, the Company provided earnings guidance for the first quarter of 2006. The press release announcing earnings guidance is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 relating to the Company’s first quarter earnings guidance is furnished under Item 2.02 — “Results of Operations and Financial Condition” of Form 8-K. The Company’s earnings guidance shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Appointment of Dean Jernigan as Chief Executive Officer, President and Trustee
On April 19, 2006, the Board of Trustees appointed Mr. Jernigan as the Company’s Chief Executive Officer and President, effective April 24, 2006. In addition, the Board increased its size from seven members to eight members, and appointed Mr. Jernigan to fill the vacancy created and to serve as a trustee, effective April 24, 2006, until the Company’s 2006 Annual Meeting of Shareholders or until his successor is duly elected and qualified. As an employee of the Company, Mr. Jernigan will not receive any compensation for his services as a member of the Board of Trustees.
Mr. Jernigan, age 60, has been President of Jernigan Property Group, LLC, a Memphis-based company that owns and operates self storage facilities in the United States, since 2004. From 2002 to 2004, Mr. Jernigan was a private investor. From 1984 to 2002, he was Chairman of the Board, President and Chief Executive Officer of Storage USA, Inc. Storage USA was traded on the New York Stock Exchange from 1994 until 2002. Mr. Jernigan served as a member of the National Association of Real Estate Investment Trusts’ Board of Governors from 1995 to 2002 and as a member of its Executive Committee from 1998 to 2002. Mr. Jernigan currently serves on the Board of Directors of Thomas & Betts, as NYSE-listed electrical components and equipment company.
Employment Agreement
In connection with Mr. Jernigan’s appointment, the Company entered into an employment agreement with Mr. Jernigan on April 24, 2006 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Jernigan has agreed to serve as the Company’s Chief Executive Officer and President. The term of the Employment Agreement with Mr. Jernigan ends on April 24, 2011, with automatic one-year renewals unless either the Company or Mr. Jernigan elects not to renew the Employment Agreement. Under the Employment Agreement, Mr. Jernigan receives an annual salary of $400,000, subject to annual increases in the sole discretion of the Company’s Board of Trustees or the compensation committee of the Company’s Board of Trustees. Mr. Jernigan will be paid a bonus for his performance in 2006 at the sole discretion of the Compensation Committee of the Board of Trustees and thereafter is eligible to participate in any bonus plan established by the compensation committee of the Company’s Board of Trustees. In addition, Mr. Jernigan will participate in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans the Company adopts with respect to comparable senior level executives. Among other perquisites, Mr. Jernigan also receives either an annual automobile allowance of $6,000 or the Company will provide him with a suitable automobile.
In the event Mr. Jernigan’s Employment Agreement is terminated for disability or death, he or the beneficiaries of his estate will receive any accrued and unpaid salary, vacation and other benefits, any unpaid bonus for the prior year, a pro rated bonus in the year of termination (based on the target bonus for that year), and all equity awards shall immediately vest and become fully exercisable. If the Company terminates Mr. Jernigan’s Employment Agreement for “cause” or Mr. Jernigan terminates his Employment Agreement without “good reason,” he will only have the right to receive any accrued and unpaid salary, vacation and other benefits, any bonus as provided for in the bonus plan and reimbursement for expenses incurred but not paid prior to the date of termination.
If the Company terminates Mr. Jernigan’s Employment Agreement without “cause” or Mr. Jernigan terminates his Employment Agreement for “good reason,” he will have the right to receive any accrued and unpaid salary, vacation and other benefits; any unpaid bonus for the prior year, a pro rated bonus in the year of termination (based on the target bonus for that year), reimbursement for expenses incurred but not paid prior to the date of termination, continued medical, prescription and dental benefits for eighteen months and a cash payment equal to three times the sum of his annual salary as of the date of the termination of the agreement and the average bonus actually paid for the prior two calendar years. In addition, all equity awards shall immediately vest and become fully exercisable. If the Company elects not to renew Mr. Jernigan’s Employment Agreement, he will have the right to receive a cash payment equal to one times the sum of his annual salary as of the date of expiration of the Employment Agreement and the average bonus actually paid for the prior two calendar years.
If the Company terminates Mr. Jernigan’s Employment Agreement for “cause,” he shall have no right to receive any compensation or benefits under the Employment Agreement on or after the effective date of termination, other than annual salary and other benefits including payments for accrued but unused vacation prior to the date of termination.
The Employment Agreement defines “cause” as the executive’s: conviction for a felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to the Company’s business or the business of the Company’s affiliates or to his duties; willful and continuing failure or habitual neglect to perform his duties; material violation of confidentiality covenants or noncompetition agreement; or willful and continuing breach of the Employment Agreement.
Mr. Jernigan’s Employment Agreement defines “good reason” as: a material reduction in his authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position; a reduction in his annual salary; the Company’s failure to obtain a reasonably satisfactory agreement from any successor to the Company’s business to assume and perform the Employment Agreement; a change in control (as defined in the Employment Agreement); the Company’s material and willful breach of the Employment Agreement; or the Company’s requirement that Mr. Jernigan’s work location be moved more than 50 miles from the Company’s principal place of business in Cleveland, Ohio unless Mr. Jernigan’s work location is closer to his primary residence.
Mr. Jernigan is entitled to receive payment from the Company of an amount sufficient to make him whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code.
Indemnification Agreement
In connection with Mr. Jernigan’s appointment, the Company and U-Store-It, L.P., a Delaware limited partnership, of which the Company is the sole general partner (the “Operating Partnership”) also entered into an indemnification agreement with Mr. Jernigan on April 24, 2006 (the “Indemnification Agreement”). Pursuant to the terms of the Indemnification Agreement, Mr. Jernigan is entitled to be indemnified to the maximum extent provided by Maryland law if he is or is threatened to be made a party to a proceeding by reason of his status as an officer of the Company.
Noncompetition Agreement
On April 24, 2006, the Company entered into a noncompetition agreement with Mr. Jernigan (the “Noncompetition Agreement”). The Noncompetition Agreement contains a covenant not to compete for a period that is the longer of the five-year period beginning as of the date of the Noncompetition Agreement, or the period of Mr. Jernigan’s service as an officer or Trustee of the Company plus an additional one-year period. The Noncompetition Agreement provides that Mr. Jernigan will not, directly or indirectly, engage in any business involving self storage facility development, construction, acquisition or operation or own any interest in any self-storage facilities in each case in the United States of America, other than (a) up to 5 percent of the outstanding shares of any public company or (b) the ownership of up to a twenty percent beneficial interest in Jernigan Property Group LLC and its related companies and partnerships (the “Jernigan Group”) for no longer than two years from the date of this Agreement, so long as the Mr. Jernigan (i) is not involved in the day-to-day management or operation of facilities owned by the Jernigan Group effective with the date of his employment by the Company, and (ii) does not expand his interest, ownership or activity in the self storage business, directly or indirectly, beyond the eleven self storage facilities in which the Jernigan Group currently owns an interest. The Noncompetition

Agreement also contains a nonsolicitation covenant that applies to employees and independent contactors. The nonsolicitation covenant lasts for a period that is the longer of either the five-year period beginning as of the date of the Noncompetition Agreement or the period of Mr. Jernigan’s service as an officer or Trustee of the Company plus an additional two-year period.
Share Option Award
On April 19, 2006, the Company also granted Mr. Jernigan options to purchase 500,000 common shares of the Company pursuant to a Non-Qualified Share Option Agreement (the “Share Option Agreement”), subject to his joining the Company on April 24, 2006. The options vest ratably over a five year period, one-fifth per year on each of the first five anniversaries of the grant date, provided Mr. Jernigan remains employed by the Company. The options expire on the 10th anniversary of the grant date. The exercise price for the options is equal to the fair market value of the underlying common shares at the grant date ($18.08 per share).
The foregoing descriptions of the Employment Agreement, the Indemnification Agreement, the Noncompetition Agreement and the Share Option Agreement are qualified in their entirety by the full terms and conditions of each such agreement, copies of which have been filed with this Current Report on Form 8-K as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.
Related Party Transactions
Mr. Jernigan serves as President of Jernigan Property and has a 20 percent beneficial interest in Jernigan Property, a Memphis-based company that owns and operates self-storage facilities in the United States, and related companies and partnerships that own and operate self-storage facilities in the United States. On April 3, 2006, the Operating Partnership entered into an agreement to acquire nine self-storage facilities for an aggregate cash purchase price of $44.85 million from various entities wholly-owned by Jernigan Property (the “Agreement for Sale and Purchase”). The closing of the transaction, which is contingent upon the satisfaction of certain customary conditions, including due diligence, is currently expected to occur in the third quarter of 2006. However, given Mr. Jernigan’s recent appointment as a trustee and the Chief Executive Officer and President of the Company, this transaction is subject to review and final approval by a majority of the independent members of the Company’s Board of Trustees. Jernigan Property owns two additional self-storage facilities in which Mr. Jernigan has agreed to divest his interest within two years of the commencement of his employment with the Company, i.e., by April 24, 2008. Mr. Jernigan has discontinued all involvement in the day-to-day management or operation of the Jernigan Property facilities. The foregoing description of the Agreement for Sale and Purchase is qualified in its entirety by the full terms and conditions of such agreement, a copy of which has been filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference.
Change in Responsibility of Robert J. Amsdell
On April 19, 2006, Mr. Robert J. Amsdell, Chairman of the Board of Trustees and Chief Executive Officer of the Company, relinquished the title Chief Executive Officer, effective April 24, 2006. He will remain with the Company as its Executive Chairman of the Board of Trustees. As a result of this change to Mr. Amsdell’s title and responsibilities, the Company entered into an amended and restated employment agreement with Mr. Amsdell on April 24, 2006 (the “Amended and Restated Employment Agreement”). Pursuant to the terms of the Amended and Restated Employment Agreement, effective April 24, 2006, Mr. Amsdell will receive an annual base salary of $75,000, subject to annual increases in the sole discretion of the Company’s Board of Trustees or the Compensation Committee of the Company’s Board of Trustees, but Mr. Amsdell will not be eligible to participate in any bonus plan established by the Compensation Committee, including with respect to his 2006 performance.
The foregoing description of the Amended and Restated Employment Agreement is qualified in its entirety by the full terms and conditions of such agreement, a copy of which has been filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 24, 2006, by and between U-Store-It Trust and Dean Jernigan

10.2	Indemnification Agreement, dated as of April 24, 2006, by and between U-Store-It Trust and Dean Jernigan

10.3	Noncompetition Agreement, dated as of April 24, 2006, by and between U-Store-It Trust and Dean Jernigan

10.4	Non-Qualified Share Option Agreement, dated as of April 19, 2006, by and between U-Store-It Trust and Dean Jernigan

10.5	Agreement for Sale and Purchase, dated April 3, 2006, by and among JPG Anderson Farm, LLC, JPG 1350 N. 1st Street, L.P., JPG 1236 Texas Street, L.P., JPG 201 N. I-35 L.P., JPG 6446 East Main, LLC. JPG 5411 West Broad, LLC, JPG 330 Southwest LLC, JPG 5252 Nike Drive, LLC, JPG 43 Old Olden, LLC, and U-Store-It, L.P.

10.6	Amended and Restated Employment Agreement, dated as of April 24, 2006, by and between U-Store-It Trust and Robert J. Amsdell

99.1	Press Release of U-Store-It Trust, dated April 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

Date: April 24, 2006	By:	/s/ Robert J. Amsdell

Robert J. Amsdell
Chairman of the Board of Trustees

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 24, 2006, by and between U-Store-It Trust and Dean Jernigan

10.2	Indemnification Agreement, dated as of April 24, 2006, by and between U-Store-It Trust and Dean Jernigan

10.3	Noncompetition Agreement, dated as of April 24, 2006, by and between U-Store-It Trust and Dean Jernigan

10.4	Non-Qualified Share Option Agreement, dated as of April 19, 2006, by and between U-Store-It Trust and Dean Jernigan

10.5	Agreement for Sale and Purchase, dated April 3, 2006 , by and among JPG Anderson Farm, LLC, JPG 1350 N. 1st Street, L.P., JPG 1236 Texas Street, L.P., JPG 201 N. I-35 L.P., JPG 6446 East Main, LLC. JPG 5411 West Broad, LLC, JPG 330 Southwest LLC, JPG 5252 Nike Drive, LLC, JPG 43 Old Olden, LLC, and U-Store-It, L.P.

10.6	Amended and Restated Employment Agreement, dated April 24, 2006, by and between U-Store-It Trust and Robert J. Amsdell

99.1	Press Release of U-Store-It Trust dated April 24, 2006